EXHIBIT 32.1

SECTION 1350 CERTIFICATION

Pursuant to 18 U.S.C. Section 1350, I, Charles Deisbeck, Chief Executive Officer of Breda Telephone Corp., certify that to my knowledge (i) Breda Telephone Corp.'s Second Amended Annual Report on Form 10-K for the fiscal year ended December 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Breda Telephone Corp.

Date: December 31, 2010

/s/ Charles Deisbeck
Charles Deisbeck, Chief Executive Officer

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